EXHIBIT 10.1

SEPARATION AGREEMENT AND MUTUAL RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Jacqueline Cooke (“Employee”) and WW International, Inc., a Virginia corporation (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee currently is employed by the Company in the role of Chief Legal and Administrative Officer and Secretary;

WHEREAS, Employee has resigned from her employment with the Company at the request of the Board and not for Cause effective April 10, 2026 (the “Resignation Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, and which the Company and the Releasees may have against the Employee, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or resignation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.
Rights Following Resignation; Final Pay.
a.
Effective as of the Resignation Date, Employee shall no longer remain employed by the Company and shall refrain from any further representations that Employee is an employee or agent of the Company. Employee’s health insurance benefits shall cease on the last day of the month of the Resignation Date, subject to Employee’s right to continue Employee’s health insurance under COBRA, as described more fully below.
b.
Effective as of the Resignation Date, Employee’s participation in all benefits and incidents of employment, including, but not limited to, equity vesting and the accrual of bonuses, incentive payments, vacation, and paid time off shall cease.
c.
Employee retains any right to exculpation, contribution, advancement of expenses, defense or indemnification that Employee may have under the Company’s D&O insurance policy and Employee’s November 5, 2025, Indemnification Agreement with the Company relating to events occurring on or before the Resignation Date.
d.
On the Resignation Date, Employee will receive a final paycheck, which will include payment for any unpaid final wages for time worked through and including the Resignation Date, and other benefits to which Employee is entitled by virtue of Employee’s service with the Company up to and including the Resignation Date, including payment for accrued but unused vacation pay, if any.
e.
Effective as of the Resignation Date and by executing this Agreement, Employee acknowledges and agrees that she hereby resigns from any and all corporate officer or director roles she holds with the Company, WW North America Holdings, LLC and ww.com without need for any further action to be taken unless otherwise required or requested.

2.
Separation Benefits. Subject to Employee (i) executing and not revoking this Agreement prior to the Resignation Date and remaining compliant with the terms of this Agreement (including fulfillment of any transition duties as set forth in Section 11 herein) through the Resignation Date; and (ii) timely entering into and not revoking the Supplemental Release attached as Exhibit A hereto not later than ten (10) days after the Resignation Date, the Company agrees to provide Employee the following (the “Separation Benefits”): The Company shall pay to (i) Employee the gross amount of $1,500,000.00, less all applicable withholdings and deductions to be reported via IRS form W-2 (the “Separation Payment”), and (ii) Employee’s counsel, Litson PLLC, the gross amount of $107,480.00 for reasonable attorneys’ fees and costs incurred by Employee related to Employee’s notification of resignation to the Company and negotiation of this Agreement (the “Attorneys’ Fees Payment”) to be reported via IRS form 1099. The Separation Payment will be paid in two equal installments. The first payment of $750,000 and the Attorneys’ Fees Payment shall be paid to Employee on the Company’s first regularly scheduled payroll date occurring forty-five (45) days after the Resignation Date, and the second payment of $750,000 shall be made on the first regularly scheduled payroll date in July 2026.
3.
COBRA. If Employee currently participates in any of Company’s group health insurance plan(s) and provided Employee timely elects continued coverage, the Company agrees to pay on Employee’s behalf the employer’s portion of the premium to the third-party administrator for the maintenance of Employee's health insurance under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and the California Continuation Benefits Replacement Act (“Cal-COBRA”) (collectively “COBRA Benefit”) through the earliest of (i) 36 months following the Resignation Date, (ii) the date on which Employee is no longer eligible for COBRA continuation coverage, and (iii) the date on which Employee is eligible for group health insurance coverage through another employer (the “COBRA Subsidy Period”). Employee must notify the Company within seven (7) days of re-insurance under a different plan or if the Employee otherwise ceases to be eligible for COBRA coverage during the COBRA Subsidy Period. If, during the COBRA Subsidy Period, Employee is eligible for group health insurance coverage through another employer, Employee must provide the Company with written notice within seven (7) days of any subsequent employment, including Employee’s date of hire and benefits eligibility. Employee’s eligibility for the COBRA Benefit would cease effective the first month of eligibility in Employee’s new employer’s health insurance plan or upon re-insurance under a different plan or cessation of eligibility under COBRA or Cal-COBRA.
4.
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the Separation Payment, Attorneys’ Fees Payment, and COBRA Benefit, subject to the Company’s compliance with its remaining obligations hereunder, the Company will have paid or provided all salary, wages, bonuses, accrued vacation/paid time off, leave, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Employee. Employee further acknowledges and represents that Employee has received any leave to which Employee was entitled or which Employee requested, if any, under the Family Medical Leave Act or applicable state leave law, and that Employee did not sustain any workplace injury, during Employee’s employment with the Company.
5.
Mutual Release of Claims. Employee agrees that this shall be deemed a negotiated Agreement and that the Separation Payment, Attorneys’ Fees Payment, and COBRA Benefit, represent settlement in full of all outstanding obligations owed to Employee by the Company, its subsidiaries, and predecessor and successor corporations and assigns, including, but not limited to, WW North America Holdings, LLC and ww.com, and its and their current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, insurers, and divisions (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement. The Company, on its own behalf and on behalf of the Releasees, hereby and forever releases the Employee from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Company may possess against the Employee arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement. The mutual releases include, without limitation:
a.
any and all claims relating to or arising from Employee’s employment relationship with the Company and Employee’s resignation therefrom;
b.
any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;
c.
any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
d.
any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification (WARN) Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002; the Uniformed Services Employment and Reemployment Rights Act; any applicable state laws identified on Schedule 1 hereto, to the greatest extent such release is permissible under applicable law; any amendments to the foregoing; and state common law;
e.
all claims arising under, relating to, or in any way involving the California Fair Employment and Housing Act (“FEHA”), California Family Rights Act, California Constitution, the California Government Code, the California Labor Code, including but not limited to, sections 2699, et seq. (Private Attorney General Act), 200, et seq., 970, California Whistleblower Protection Law - Section 1102.5(a)-(c) and any other California Labor Code provision that may be released, including Cal. Lab. Code §132a (1)-(4) and 4553; the California Civil Code, including but not limited to, the California Unruh Civil Rights Act - Civ. Code § 51, et seq., Cal-WARN, any applicable California Industrial Welfare Commission Wage Order, and any corresponding regulations, and any claims arising out of the California Business & Professions Code, any claims for severance pay, breach of contract, salary, bonus pay, equity, commissions, incentive pay, overtime pay, minimum wages, sick leave, final wages, penalties, such as penalties for wages due on termination, or any pay, premium, or penalty provided for under the California Labor Code and any other applicable wage-and-hour statute (collectively, “Wages”), and any other alleged violation of any federal, state or local law, ordinance, and/or public policy. contract or tort or common-law having any bearing whatsoever on the terms and conditions and/or cessation of Employee’s employment with the Company which Employee ever had, now has, or shall have from the beginning of world to the date of this Agreement;

f.
any and all claims for violation of the federal or any state constitution;
g.
any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
h.
any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of this Agreement; and
i.
any and all claims for attorneys’ fees and costs other than the Attorneys’ Fees Payment.
j.
Claims not released by Employee. Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. Although this is a general release, it does not apply to: (i) any unemployment insurance claim; (ii) any workers’ compensation insurance benefits to the extent any applicable state law prohibits the direct release of such benefits without judicial or agency approval, with the understanding that such benefits, if any, would only be payable in accordance with the terms of any workers’ compensation coverage or fund of the Company; (iii) continued participation in certain benefits under COBRA or Cal-COBRA, if applicable; (iv) any benefit entitlements vested as of Employee’s last day of employment, pursuant to written terms of any applicable employee benefit plan sponsored by the Company; (v) any claims that cannot be waived as a matter of law; (vi) claims that arise after Employee signs this Agreement, (vii) Employee’s right to any amounts or entitlements described in this Agreement that are unpaid as of the Resignation Date, (viii) claims related to Employee’s rights, if any, to coverage under any officer or director policy maintained by the Company or any of its Affiliates; or (ix) claims related to Employee’s rights to enforce the terms of this Agreement. Employee represents that Employee has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.
6.
WAIVER OF CALIFORNIA CIVIL CODE SECTION 1542. Employee hereby expressly waives and relinquishes all rights and benefits under California Civil Code Section 1542 to the fullest extent that Employee may lawfully waive such rights. Section 1542 of the Civil Code of California provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

In connection with such waiver and relinquishment, Employee hereby acknowledges that Employee may hereafter discover claims or facts in addition to, or different from, those which Employee now knows or believes to exist, but that Employee expressly agrees to fully, finally and forever settle and release any and all claims, known or unknown, suspected or unsuspected, which exist or may exist on their behalf against the Releasees at the time of execution of this Agreement.

7.
Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has twenty-one (21) days within which to consider this Agreement; (c) Employee may choose to waive the twenty-one (21) day period; (d) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; and (e) this Agreement shall not be effective and enforceable until after the revocation period has expired. Any such revocation must be in writing and received by Debra Cotter, Senior Vice President and Associate General Counsel, by e-mail at [-] before the end of the seventh (7th) day in order to be valid. In the event Employee signs this Agreement and returns it to the Company in less than the 21-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement.
8.
Covenant Not to Sue. The Parties have not and will not directly or indirectly institute any legal action against the other Party or Releasees based upon, arising out of, or relating to any claims released in this Agreement, to the extent allowed by law. The Parties have not and will not directly or indirectly encourage and/or solicit any third party to institute any legal action against the other Party or Releasees, to the extent allowed by law.
9.
Company Confidential Information/Property. Employee reaffirms and agrees to observe and abide by the terms of any confidentiality, inventions assignment, or non-disclosure agreement(s) entered into with the Company (collectively, the “Confidentiality Agreements”), specifically including any provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Employee’s signature below constitutes Employee’s certification that, on or before the Resignation Date, Employee shall return or destroy all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company in Employee’s possession.
10.
Cooperation. Except to the extent inconsistent with the Permitted Disclosures and Actions provision set forth below, and subject to Employee’s then-current personal and professional fiduciary duties and other obligations, Employee agrees to reasonably cooperate with the Company prior to the Resignation Date in the transition of Employee’s duties and thereafter to provide information to and assist the Company as needed in the investigation, defense, or prosecution of any suspected claim against, or by, the Company with respect to matters of which Employee may have first-hand knowledge. Such assistance shall include, but is not limited to, participating in interviews with representatives of the Company, attending, as a witness, depositions, trials, or other similar proceedings without requiring a subpoena, and producing or providing any documents or names of persons with relevant information. In accordance with the foregoing obligation, the Company agrees to reimburse Employee for all reasonable out-of-pocket expenses incurred. Without limiting the foregoing, except as allowed by the Permitted Disclosures and Actions provision, Employee agrees not to knowingly encourage, counsel, or assist (i.e., provide information to, or agree to testify on behalf of) any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless subject to a valid subpoena or other court order to do so. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order, and to furnish the Company, within three (3) business days of receipt, a copy of such subpoena or court order.

11.
Permitted Disclosures and Actions. This Agreement does not prohibit or restrict Employee, the Company, or the other Releasees from: (i) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful; (ii) initiating communications directly with, filing any charge or complaint with, cooperating with, providing relevant information, or otherwise assisting in an investigation by (A) the SEC, or any other governmental, regulatory, or legislative body regarding a possible violation of any federal law; or (B) the Equal Employment Opportunity Commission (“EEOC”), Department of Labor (“DOL”), National Labor Relations Board (“NLRB”), the California Department of Fair Employment and Housing (“DFEH”), or any other governmental authority with responsibility for the administration of fair employment practices laws regarding a possible violation of such laws, or as compelled or requested by lawful process; (iii) responding to any inquiry from any such governmental, regulatory, or legislative body or official or governmental authority, including an inquiry about the existence of this Agreement or its underlying facts or circumstances; or (iv) participating, cooperating, testifying, or otherwise assisting in any governmental action, investigation, or proceeding relating to a possible violation of any such law, rule or regulation.
12.
DTSA Notice. Federal law provides certain protections to individuals who disclose a trade secret to their attorney, a court, or a government official in certain, confidential circumstances. Specifically, federal law provides that an individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret under either of the following conditions: (a) where the disclosure is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) where the disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. See 18 U.S.C. § 1833(b)(1). Federal law also provides that an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. See 18 U.S.C. § 1833(b)(2). Nothing in this Agreement is intended in any way to limit such statutory rights.
13.
Non-Disparagement. To the maximum extent permitted by applicable law, Employee agrees to refrain from any disparagement, defamation, libel, or slander of the Company and other Releasees. To the maximum extent permitted by applicable law, the Company will direct each of its officers and directors to refrain from any disparagement, defamation, libel, or slander of Employee. For sake of clarity, this applies to disparagement in any forum, including, but not limited to, to social media platforms (e.g. Glassdoor, Meta/Facebook, LinkedIn, Instagram, Twitter/X, TikTok, etc.).
14.
Breach. In addition to receiving any other remedies provided by law or in equity, if the Company prevails in any action against Employee for Employee’s alleged Material Violation (as defined below) of the terms of this Agreement, they shall be required: (i) to return and/or reimburse the Company for the payments referenced in Section 2 above in full (less the Attorneys’ Fees Payment and less an additional $10,000, which Employee may retain, and which Employee agrees shall serve as good and valuable consideration for the continuing enforceability of this Agreement); and (ii) pay the Company’s reasonable attorneys’ fees and costs incurred in obtaining such a judgment. Under such circumstances, it is agreed and understood that this Agreement shall nevertheless remain in full force and effect. A “Material Violation” means Employee’s breach of Section 8 (Covenant Not to Sue) and/or Section 9 (Company Confidential Information/Property).
15.
No Admission of Liability. Employee understands and acknowledges that this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
16.
ARBITRATION. THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, AND ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION, BEFORE JUDICIAL ARBITRATION & MEDIATION SERVICES, INC. (“JAMS”) IN NEW YORK CITY, NEW YORK, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”). THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR SHALL AWARD REASONABLE ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. Notwithstanding the foregoing, nothing in this arbitration provision shall be construed to limit the Permitted Disclosures and Actions provision, or otherwise prohibit any current or former employee from filing any charge or complaint or participating in any investigation or proceeding conducted by an administrative agency, including BUT NOT LIMITED TO the EEOC, DOL, or NLRB.
17.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the Separation Benefits provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the Separation Benefits provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or the Company’s failure to withhold, or Employee’s delayed payment of, federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
18.
Section 409A. The payments and benefits set forth in this Agreement are intended to comply with the “short-term deferral” exception to the requirements of section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (“Section 409A”). If it is determined that Section 409A applies to any payment or benefit under this Agreement, such payment or benefit shall be administered in accordance with Section 409A. In no event may Employee, directly or indirectly, designate the calendar year of a payment and if a payment that is subject to execution of this Agreement could be made in more than one taxable year, and such payment is subject to Section 409A, payment will be made in the later taxable year. Employee will be solely responsible for any tax imposed under Section 409A and in no event will the Company have any liability with respect to any tax, interest or other penalty imposed under Section 409A.
19.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
20.
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and resignation from the Company and any and all events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, with the exception of the Confidentiality Agreements and Employee’s November 5, 2025 Indemnification Agreement with the Company. This Agreement may only be amended in a writing signed by Employee and a duly authorized executive of the Company.
21.
Governing Law. This Agreement shall be governed by the laws of the State of New York, including its statutes of limitation, without regard to any otherwise applicable principles of conflicts of law or choice-of-law provisions (whether of the state in which Employee was last regularly engaged as an employee or any other jurisdiction) that would result in the application of the substantive or procedural laws or rules of any other jurisdiction. Except with respect to the arbitration provision set forth above, Employee consents to personal and exclusive jurisdiction and venue in such state.
22.
Effective Date. This Agreement will become effective and enforceable on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by and has not been revoked by Employee before that date (the “Effective Date”).
23.
Construction. No provision of this Agreement shall be interpreted or construed against any party because that party or its legal representative drafted that provision. The captions and headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation,” (e) references to “hereunder,” “herein” or “hereof” relate to this Agreement as a whole, and (f) the terms “dollars” and “$” refer to United States dollars. Section, subsection, exhibit and schedule references are to this Agreement as originally executed unless otherwise specified. Any reference herein to any statute, rule, regulation or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation or agreement as it may be modified, varied, amended or supplemented from time to time. Any reference herein to any person shall be deemed to include the heirs, personal representatives, successors and permitted assigns of such person.
24.
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that: (a) Employee has read this Agreement; (b) Employee has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Employee’s own choice or has been provided sufficient time to retain such counsel and has elected not to do so; (c) Employee understands the terms and consequences of this Agreement and of the releases it contains; and (d) Employee is fully aware of the legal and binding effect of this Agreement.

[Signature Page to Follow]

[Signature Page to Agreement and Release]

IN WITNESS WHEREOF, the Parties executed this Agreement on the dates set forth below.

Jacqueline Cooke	WW International, Inc.
Signature:	Signature:

/s/ Jacqueline Cooke	/s/ Felicia DellaFortuna
Jacqueline Cooke, an individual	Name: Felicia DellaFortuna
Title: Chief Financial Officer

Dated: 3/31/2026	Dated: 3/31/2026

Exhibit a
Supplemental Release

By signing this Supplemental Release where indicated below I, Jacqueline Cooke, acknowledge and agree that I am hereby extending, through and including the date I sign below, the application of all of my representations, obligations, acknowledgements, and other provisions reflected in the Separation Agreement And Mutual Release (“Separation Agreement”) that I entered into with WW International, Inc. (“Company”), on or around March 31, 2026, relating to my transition duties and separation from employment with Company, and including but not limited to my full and binding release and waiver of all claims, as set forth therein, against Company and all other Releasees (as defined in the Separation Agreement), to the greatest extent permitted under applicable law, and otherwise subject to the exceptions set forth therein.

I understand and agree that, pursuant to the terms of the Separation Agreement, I am only eligible to receive certain Separation Benefits payments described therein if I execute (and do not revoke) this Supplemental Release, timely return it to Company, and otherwise satisfy all terms and conditions set forth in the Separation Agreement, including but not limited to my satisfaction of any transition duties specified therein. I further understand and acknowledge that the consideration being provided for my waiver and release of claims is in addition to anything of value to which I was already entitled.

By signing below, I understand and acknowledge that, in addition to such claims released by the Separation Agreement, I am also hereby waiving and releasing any rights I may have under the California Fair Employment and Housing Act (“FEHA”), if applicable. I am also reaffirming my release and waiver of claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) and acknowledge that this waiver and release is knowing and voluntary. I understand and acknowledge that Company has advised me by this writing that: (a) I should consult with an attorney prior to executing this Supplemental Release; (b) I have more than twenty-one (21) days after initial receipt of this Supplemental Release within which to consider its terms; (c) I have seven (7) days following my execution of this Supplemental Release to revoke it; and (d) this Supplemental Release shall not be effective until after the revocation period has expired. If I do not timely revoke this Supplemental Release, then this Supplemental Release will become effective on the eighth day after I have signed and returned it to Company (the “Supplemental Release Effective Date”).

I understand that I am not to sign and return this Supplemental Release until on or after my Resignation Date – but must sign and return it not later than ten (10) days after my Resignation Date for it to be effective.

By signing below, I acknowledge that I have read and understand and agree to all the terms of the Separation Agreement and this Supplemental Release and intend to be bound thereby.

*NOT TO BE SIGNED UNTIL ON/AFTER THE RESIGNATION DATE*

Jacqueline Cooke	Date